CONSENT OF JERRY ZIEG

In connection with Sandfire Resources America Inc.’s (the “Company”) Registration Statement on Form F-7 (the “Form F-7”) being filed with the United States Securities and Exchange Commission, I consent to the references of my name and to the use of information of a scientific or technical nature in the Company’s Management Discussion and Analysis for the twelve months ended June 30, 2017 and the Company’s Management Discussion and Analysis for the nine months ended March 31, 2018, being filed with the Form F-7.

DATED: September 19, 2018

/s/ Jerry Zieg
Jerry Zieg